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INDEPENDENT AUDITORS' CONSENT

To Stockholders and the Board of Directors of
 LPA Holding Corp.
Overland Park, Kansas

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-56239 of LPA Holding Corp. and Subsidiary of our report dated October 5, 1998, appearing in the Prospectus, which is a part of such Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
Decvember 8, 1998